AMENDED & RESTATED BYLAWS
OF
MECHANICS BANCORP
Effective February 25, 2026
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TABLE OF CONTENTS
Page

ARTICLE 1. SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 1
1.1ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 1
1.2SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 1
1.3PLACE OF MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 6
1.4NOTICE OF MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 6
1.5WAIVER OF NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 6
1.6QUORUM; ADJOURNMENT AND POSTPONEMENT. . . . . . . . . . . . . . . .	Page 6
1.7PROXIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 7
1.8VOTING OF SHARES; REQUIRED VOTE. . . . . . . . . . . . . . . . . . . . . . . . . .	Page 7
1.9CONDUCT OF MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 8
1.10MEETINGS BY REMOTE COMMUNICATION. . . . . . . . . . . . . . . . . . . . . .	Page 9
1.11RECORD DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 9
1.12NOTICE OF SHAREHOLDER BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .	Page 9
1.13SUBMISSION OF QUESTIONNAIRE AND REPRESENTATION AND AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 16
1.14ELIGIBILITY REQUIREMENTS OF DIRECTOR NOMINEES . . . . . . . . . .	Page 17
ARTICLE 2. BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 18
2.1GENERAL POWERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 18
2.2NUMBER AND QUALIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 18
2.3ELECTION AND TERM OF OFFICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 18
2.4CHAIR OF THE BOARD; VICE CHAIR OF THE BOARD. . . . . . . . . . . . .	Page 18
2.5REGULAR MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 18
2.6SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 19
2.7NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 19
2.8WAIVER OF NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 19
2.9QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 19
2.10MANNER OF ACTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 19
2.11VACANCIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 20
2.12RESIGNATION AND REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 20
2.13COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 20
2.14PRESUMPTION OF ASSENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 20
2.15CONSENT IN LIEU OF MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 21
2.16COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 21
2.17MEETINGS BY REMOTE COMMUNICATION. . . . . . . . . . . . . . . . . . . . . .	Page 21
ARTICLE 3. OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 22
3.1DESIGNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 22
3.2ELECTION AND TERM OF OFFICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 22
3.3RESIGNATION AND REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 22
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3.4VACANCIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 22
3.5PRESIDENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 23
3.6CHIEF EXECUTIVE OFFICER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 23
3.7CHIEF FINANCIAL OFFICER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 23
3.8SECRETARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 23
3.9TREASURER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 24
3.10EXECUTIVE VICE PRESIDENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 24
3.11OTHER OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 25
ARTICLE 4. SHARES AND CERTIFICATES FOR SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 25
4.1CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES. . . . . . . . . .	Page 25
4.2RULES AND REGULATIONS CONCERNING THE ISSUE, TRANSFER AND REGISTRATION OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 25
4.3SHARES WITH CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 26
4.4LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. . . . . . .	Page 26
ARTICLE 5. BOOKS, RECORDS, AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 26
5.1MINUTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 26
5.2ACCOUNTING RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 26
5.3STOCK RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 27
5.4OTHER RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 27
5.5REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 27
ARTICLE 6. FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 27
ARTICLE 7. CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 28
ARTICLE 8. AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 28
ARTICLE 9. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 28
9.1INDEMNITEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 28
9.2RIGHT TO INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 29
9.3RIGHT OF CLAIMANT TO BRING SUIT. . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 30
9.4NONEXCLUSIVITY OF RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 30
9.5INSURANCE, CONTRACT, AND FUNDING. . . . . . . . . . . . . . . . . . . . . . . .	Page 30
9.6INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 30
ARTICLE 10. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 31
10.1RULES OF ORDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 31
10.2SHARES OF ANOTHER CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . .	Page 31
10.3ORAL, WRITTEN AND ELECTRONIC NOTICE. . . . . . . . . . . . . . . . . . . . .	Page 31
ARTICLE 11. FORUM SELECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Page 32
iii

AMENDED & RESTATED BYLAWS
OF
MECHANICS BANCORP
ARTICLE 1.
SHAREHOLDERS
1.1ANNUAL MEETING.
The annual meeting of the shareholders of Mechanics Bancorp (the “corporation”) shall be held on a date and at a time to be set by the Board of Directors of the corporation (the
“Board”), for the purposes of electing directors and transacting such other business as may come before the meeting.  The failure to hold an annual meeting at the time stated in these Amended and Restated Bylaws (as amended from time to time in accordance with the terms hereof, these
“Bylaws”) does not affect the validity of any corporate action.
1.2SPECIAL MEETINGS.
(a)A special meeting of shareholders may be called at any time only by (i) the Board,
(ii) the Chair of the Board (the “Chair”), (iii) the President of the corporation (the
“President”) or (iv) the Secretary of the corporation (the “Secretary”) upon the request of one or more shareholders holding at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting on the matter or matters proposed to be brought before the proposed special meeting; provided, however, that a special meeting requested by one or more shareholders pursuant to this Section 1.2 (a “Shareholder Requested
Special Meeting”) shall be called by the Secretary only if the shareholder(s)
requesting such meeting comply with this Section 1.2 and applicable law.  No business may be transacted at a special meeting of shareholders other than business that is either (A) Proposed Business (as defined below) stated in a valid
Special Meeting Request (as defined below), (B) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or
(C) otherwise properly brought before a special meeting by or at the direction of the Board or the chair of the meeting.  For purposes hereof, a “Requesting
Person” shall mean (x) the shareholder of record making the request to fix a
Requested Record Date (as defined below) for the purpose of determining the shareholders entitled to request that the Secretary call a special meeting, (y) the beneficial owner or beneficial owners, if different from the shareholder of record, on whose behalf such request is made and (z) any affiliate of such shareholder of record or beneficial owner(s).
(b)No shareholder may request that the Secretary call a special meeting of shareholders pursuant to Section 1.2(a) unless a shareholder of record has first submitted a request in writing that the Board fix a record date (a “Requested
Record Date”) for the purpose of determining shareholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the corporation.  To be in proper form, such request shall:
i.Bear the signature and the date of signature by the shareholder of record submitting such request and set forth the name and address of such shareholder as they appear in the corporation’s books;
ii.Include (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting (the “Proposed Business”), the reasons for conducting the
Proposed Business at the special meeting and any material interest in the
Proposed Business of each Requesting Person and (B) a reasonably detailed description of all agreements, arrangements and understandings
(x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the
Proposed Business; and
iii.As to each Requesting Person, include the information required to be set forth in a notice under Sections 1.12(c)(i), (ii) and (iv) of these Bylaws, except that for purposes of this Section 1.2(b), the term “Requesting
Person” shall be substituted for the term “Noticing Shareholder” in all places it appears in Section 1.12 of these Bylaws.
(c)Within ten (10) business days after the Secretary receives a request to fix a
Requested Record Date in proper form and otherwise in compliance with this
Section 1.2 from any shareholder of record, the Board may adopt a resolution fixing a Requested Record Date for the purpose of determining the shareholders entitled to request that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board.  Notwithstanding anything in this Section 1.2(c) to the contrary, no Requested Record Date shall be fixed if the Board determines that the request or requests that would otherwise be submitted following such
Requested Record Date could not comply with the requirements set forth in clause
(ii) or (iv) of Section 1.2(e) below.
(d)Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 1.2(a) unless one or more shareholders as of the Requested
Record Date holding at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting on the matter or matters proposed to be brought before the proposed special meeting (the
“Requisite Percentage”) timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the corporation.  To be timely, a shareholder’s request to call a special meeting must be delivered to the Secretary at the principal executive offices of the corporation not later than the sixtieth (60th) day following the Requested Record
Date.  To be in proper form for purposes of this Section 1.2(d), a request to call a special meeting shall include the signature and the date of signature by the shareholder submitting such request and set forth (i) if such shareholder is a shareholder of record, the name and address of such shareholder as they appear in the corporation’s books and if such shareholder is not a shareholder of record, the name and address of such shareholder, (ii) the Proposed Business, (iii) the text of the Proposed Business (including the text of any resolutions proposed for consideration), (iv) the reasons for conducting the Proposed Business at the special meeting and (v) except for any Solicited Shareholder (as defined below), the following:
i.(A) Any material interest in the Proposed Business of the shareholder of record submitting such request, or if different from the shareholder of record, the beneficial owner or beneficial owners submitting such request or any affiliate of such shareholder of record or beneficial owner(s) (any such person covered by this clause (A), a “Calling Person”) and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Calling Persons (other than Solicited Shareholders) or (y) between or among any Calling Person and any other person or entity (including their names) in connection with the special meeting or the Proposed Business; and
ii.As to each Calling Person, the information required to be set forth in a notice under Sections 1.12(c)(i), (ii) and (iv) of these Bylaws, except that for purposes of this Section 1.2(d), the term “Calling Person” shall be substituted for the term “Noticing Shareholder” in all places it appears in
Section 1.12 of these Bylaws.
For purposes hereof, “Solicited Shareholder” means any shareholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of
1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Proxy Rules”) by way of a definitive consent solicitation statement filed on Schedule 14C (any such shareholder, a “Solicited
Shareholder”), and “Special Meeting Request” refers to a request to call a special meeting that is delivered to the Secretary by a shareholder as of the Requested
Record Date and is timely and in proper form under this Section 1.2.
(e)The Secretary shall not accept, and shall consider ineffective, any Special Meeting
Request that (i) does not comply with this Section 1.2, (ii) relates to an item of business to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (iii) includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.
(f)A shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special
Meeting.  If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that shareholders holding less than the
Requisite Percentage have delivered to the Secretary, and not revoked, Special
Meeting Requests:  (i) if the notice of meeting has not already been mailed to shareholders, the Secretary shall refrain from mailing the notice of the
Shareholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to shareholders, the Secretary shall revoke the notice of the meeting.
If, subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the preceding sentence (but, in any event, on or prior to the sixtieth (60th) day after the Requested Record Date), the Secretary has received Special Meeting
Requests from shareholders holding the Requisite Percentage, then, at the Board’s option, either (x) the original record date, meeting date and time, and location for the Shareholder Requested Special Meeting set in accordance with Section 1.2(g)
below shall apply with respect to the Shareholder Requested Special Meeting or
(y) the Board may disregard the original record date, meeting date and time, and location for the Shareholder Requested Special Meeting from those originally set in accordance with Section 1.2(g) below and, within ten (10) days following the date on which the Secretary has received the Special Meeting Requests from shareholders holding the Requisite Percentage, set a new record date, meeting date and time, and location for the Shareholder Requested Special Meeting (and in
such case notice of the Shareholder Requested Special Meeting shall be given in accordance with Section 1.4 below).
(g)Subject to Section 1.2(f) above, within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this
Section 1.2 from shareholders holding the Requisite Percentage, the Board shall fix the record date, meeting date and time, and location for the Shareholder
Requested Special Meeting; provided, however, that the date of any such
Shareholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from shareholders holding the Requisite Percentage are delivered to the Secretary (and are not revoked).
Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at any Shareholder Requested
Special Meeting.  Subject to Section 1.2(f) above, the record date for the
Shareholder Requested Special Meeting shall be fixed in accordance with
Section 1.11 below, and the Board shall provide notice of the Shareholder
Requested Special Meeting in accordance with Section 1.4 below.
(h)In connection with a Shareholder Requested Special Meeting called in accordance with this Section 1.2, the shareholders of record (except for any Solicited

Shareholder) who requested that the Board fix a Requested Record Date in accordance with Section 1.2(b) or the shareholders who delivered a Special
Meeting Request to the Secretary in accordance with Section 1.2(d) shall further update the information previously provided to the corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 1.2 remains true and correct as of the record date for shareholders entitled to vote at the Shareholder Requested
Special Meeting and as of the date that is ten (10) business days prior to the
Shareholder Requested Special Meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary at the principal executive offices of the corporation not later than 5:00 p.m. Pacific Time five (5)
business days after the record date for shareholders entitled to vote at the
Shareholder Requested Special Meeting (in the case of the update required to be made as of such record date) and not later than 5:00 p.m. Pacific Time eight (8)
business days prior to the date for the Shareholder Requested Special Meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Shareholder Requested
Special Meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10) business days prior to the Shareholder
Requested Special Meeting or any adjournment or postponement thereof).
(i)Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 1.2.  If the Board determines that any request to fix a Requested Record Date or Special
Meeting Request was not properly made in accordance with this Section 1.2, or determines that the shareholders of record requesting that the Board fix such
Requested Record Date or shareholders making the Special Meeting Request have not otherwise complied with this Section 1.2, then the Board shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call and hold a special meeting.  In addition to the requirements of this Section 1.2, each Requesting Person and shareholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the
Exchange Act, with respect to any request to fix a Requested Record Date or to call a special meeting.
(j)If none of the shareholders who submitted the Special Meeting Request appear at the Shareholder Requested Special Meeting to present any of the Proposed
Business, the chairman of the meeting need not present such Proposed Business for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.

1.3PLACE OF MEETING.
All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Washington as may be designated by the Chair, the President, or the Board, pursuant to proper notice.
1.4NOTICE OF MEETING.
Written or electronic notice of each meeting of shareholders shall be delivered to each shareholder entitled to vote at the meeting, stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Such notice shall be given no fewer than ten (10) days and nor more than sixty (60) days before the meeting date, except that notice of a shareholders meeting to act on an amendment to the
Amended and Restated Articles of Incorporation of the corporation (as the same may be amended from time to time, including by any certificate of designation creating a series of preferred stock, the “Articles of Incorporation”), a plan of merger or share exchange, a proposed disposition of all or substantially all of the property and assets of the corporation, or the dissolution of the corporation shall be given no fewer than twenty (20) days nor more than sixty
(60) days before the meeting date.
1.5WAIVER OF NOTICE.
A shareholder may waive any notice required to be given by these Bylaws or by the
Articles of Incorporation before or after the meeting that is the subject of such notice.  A valid waiver is created by any of the following three methods:  (a) by the shareholder entitled to the notice delivering to the corporation for inclusion in the corporate records a waiver that is either
(i) in an executed and dated record or (ii) if the corporation has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location, or system, in an executed and dated electronically transmitted record; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to the holding of the meeting or the transaction of business at the meeting; or
(c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice, assuming the shareholder is present at the meeting at such time.
1.6QUORUM; ADJOURNMENT AND POSTPONEMENT.
(a)Unless otherwise required by law, a majority of the outstanding votes entitled to be cast by holders of shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at a shareholders meeting for action on that matter.  Once a share is represented for any purpose at a meeting, other than solely to object to the holding of the meeting or to the transaction of business at the meeting, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting.  A majority of the outstanding votes so represented at a meeting may adjourn the meeting without further notice, subject to such limitation as may be imposed under the laws of the State of Washington.

At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally scheduled meeting.
(b)The Board may, at any time prior to the holding of an annual or special meeting of shareholders and for any reasonable reason, postpone or cancel any previously scheduled annual or special meeting of shareholders other than any validly called
Shareholder Requested Special Meeting.  The chair of the meeting or the Board may from time to time adjourn any annual or special meeting for any reasonable reason and to any other date, time and place.  For any adjournment or postponement of an annual or special meeting, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before the adjournment or postponement, unless a new record date for the adjourned or postponed meeting is or must be fixed pursuant to the Washington
Business Corporation Act, as amended (the “Washington Business Corporation
Act”).
1.7PROXIES.
At all shareholders meetings a shareholder may vote in person or by proxy granted in the form of either (a) an executed writing by the shareholder or by his or her attorney in fact or (b)
an electronic transmission sent in accordance with the Washington Business Corporation Act.
An appointment of proxy is effective when a signed appointment form or an electronic transmission (or documentary evidence thereof, including verification information) is received by the person authorized to tabulate votes for the corporation.  Such proxy shall be filed with the
Secretary before or at the time of the meeting.  Unless a longer period is expressly provided in the appointment form, a proxy shall be invalid after eleven (11) months from the date of its execution.
1.8VOTING OF SHARES; REQUIRED VOTE.
(a)Each class or series of shares of the corporation shall have the voting powers set forth for such class or series in, or pursuant to, the Articles of Incorporation.
(b)At any meeting of shareholders at which a quorum exists, for all matters other than the election of directors, action on such matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or by the Articles of Incorporation.
(c)At any meeting of shareholders at which quorum exists, for the election of directors, the corporation elects to be governed by RCW 23B.10.205 as set forth in this Section 1.8(c).  In any election of directors that is not a contested election, the candidates elected are those receiving a majority of votes cast.  For purposes of this Section 1.8(c), a “majority of votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.  The following shall not be considered votes cast for this purpose:  (i) a share whose ballot is marked as withheld, (ii) a share otherwise present at the meeting but for which there is an abstention, and (iii) a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction.  A nominee for director in an election that is not a contested election who does not receive a majority of votes cast, but who was a director at the time of the election, shall continue to serve as a director for a term that shall terminate on the date that is the earlier of (A) ninety (90) days from the date on which the voting results of the election are determined, (B) the date on which an individual is selected by the Board to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board, or
(C) the date on which the director’s resignation is accepted by the Board.  In a contested election, the directors shall be elected by a plurality of the votes cast.
For purposes of this Section 1.8(c), a “contested election” is any meeting of the shareholders for which (1) the Secretary of the corporation receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in
Section 1.12 of these Bylaws, (2) such nomination has not been withdrawn by such shareholder on or prior to the last date that a notice of nomination for such meeting is timely as determined under Section 1.12, and (3) the Board has not determined before the notice of meeting is given that the shareholder’s nominee(s)
do not create a bona fide election contest.  For purposes of clarity and to resolve any ambiguity under RCW 23B.10.205, it is assumed that for purposes of determining the number of director nominees, on the last day for delivery of a notice under Section 1.12, there is a candidate nominated by the Board for each of the director positions to be voted on at the meeting.  Nothing in this Section 1.8(c)
is intended to limit the authority of the Board to determine that a bona fide election contest does not exist, in which event it shall disclose the applicable voting regime in the notice of meeting or, if such determination occurs after such notice has been sent, send a new notice which shall include disclosure of the applicable voting regime.
1.9CONDUCT OF MEETINGS.
(a)Meetings of shareholders shall be presided over by the Chair, if any, or in the
Chair’s absence by a person designated by the Board.  The Secretary shall act as secretary of the meeting, but in the Secretary’s absence, the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)The chair of the meeting may prescribe such rules, regulations and procedures and take such actions as, in the discretion of the chair of the meeting and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including:  (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to shareholders of record, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (iii) limiting participation at the meeting on any matter to shareholders of record entitled to vote on such matter, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (iv) limiting the time allotted to questions or comments; (v) determining when and for how long the polls should be opened and when the polls should be closed; (vi) maintaining order and security at the meeting; (vii) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (viii) concluding the meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (ix) restricting the use of audio/
video recording devices and cell phones; and (x) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
1.10MEETINGS BY REMOTE COMMUNICATION.
The shareholders may participate in a meeting of the shareholders by means of remote communication (including virtually), provided that all persons participating in the meeting can hear each other.  Subject to the notice requirements of Section 1.4 above, such a meeting shall be considered a duly held shareholders meeting, and participation by such means shall constitute presence in person at the meeting.
1.11RECORD DATE.
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, of shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the
Board may fix in advance a date as the record date for any such determination of shareholders, which, in the case of a meeting of shareholders, shall not, in any case, be more than seventy (70)
days before the meeting.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the day before the date on which notice of the meeting is first delivered to shareholders shall be the record date.  If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board declaring such dividend is adopted shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one-hundred-twenty (120) days after the date fixed for the original meeting.
1.12NOTICE OF SHAREHOLDER BUSINESS TO BE CONDUCTED AT AN
ANNUAL MEETING OF SHAREHOLDERS
At any meeting of the shareholders of the corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting.  In order for a Noticing Shareholder (as defined below) to properly bring any item of business before an annual meeting of shareholders, the Noticing Shareholder must give timely notice thereof in writing to the Secretary in compliance with the requirements of this
Section 1.12.  This Section 1.12 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.
(a)For purposes of these Bylaws, the following terms shall have the following meanings:
i.“Affiliate” and “Associate” shall have the meanings ascribed thereto in
Rule 405 under the Securities Act (as defined below); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.
ii.“Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the corporation.
iii.“Competitor” shall mean any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates.
iv.“Holder” shall mean a Noticing Shareholder and, if the Noticing
Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made.
v.“Nominee Holder” shall mean a person or entity that holds shares of the corporation in “street name” or through a nominee holder of record of such shares and can demonstrate to the corporation such indirect ownership of such shares and such nominee holder’s entitlement to vote such shares on such business.
vi.“Noticing Shareholder” shall mean a Nominee Holder and a Record
Holder.
vii.“Public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the SEC (as defined below) pursuant to Section 13, 14, or
15(d) of the Exchange Act and the rules and regulations thereunder.
viii.“Record Holder” shall mean a shareholder that holds of
record shares of the corporation entitled to vote at the meeting.

ix.“SEC” means the U.S. Securities and Exchange Commission.
x.“Securities Act” shall mean the Securities Act of 1933, as amended.
xi.“Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the corporation, will act or vote on any issue or question.
(b)To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than 5:00 p.m.
Pacific Time on the one-hundred-twentieth (120th) day and not later than 5:00
p.m. Pacific Time on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event, the date of the annual meeting is more than thirty (30) days before or more than sixty (60)
days after the first anniversary of the preceding year’s annual meeting, then, to be timely, notice by the shareholder must be so delivered not earlier than 5:00 p.m.
Pacific Time on the one-hundred-twentieth (120th) day prior to the date of such annual meeting and not later than 5:00 p.m. Pacific Time on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one-hundred (100)
days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a Noticing Shareholder’s notice as described above.
(c)To be in proper form, whether in regard to a nominee for election to the Board or other business, a Noticing Shareholder’s notice to the Secretary must:
i.Set forth, as to each Holder, the following information together with a representation as to the accuracy of the information:
A.such Holder’s name and address as they appear on the corporation’s books and the name and address of such Holder’s affiliates or associates;
B.the class or series and number of shares of the corporation that are, directly or indirectly, owned of record by such Holder or any of its affiliates or associates, and the class or series and number of shares of the corporation that are, directly or indirectly, beneficially owned by such Holder or any of its affiliates or associates;
C.any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder, or any of its affiliates or associates, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”)
that is directly or indirectly owned beneficially by the Holder or any of its affiliates or associates and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation;
D.any proxy, contract, arrangement, understanding or relationship pursuant to which such Holder, or any of its affiliates or associates, has any right to vote or has granted a right to vote any security of the corporation;
E.any agreement, arrangement, understanding or relationship, including any repurchase or so-called “stock borrowing” agreement or
arrangement, involving such Holder or any of its affiliates or associates, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise)
of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any of its affiliates or associates with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short
Interest”);

F.any rights to dividends on the shares of the corporation owned beneficially by the Holder or any of its affiliates or associates that are separated or separable from the underlying shares of the corporation;
G.any proportionate interest in shares of the corporation or Derivative
Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the
Holder or any of its affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly,
beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
H.any performance-related fees (other than an asset-based fee) to which such Holder or any of its affiliates or associates is entitled based on any increase or decrease in the value of shares of the corporation or
Derivative Instruments, if any;
I.any significant equity interests or any Derivative Instruments or Short
Interests in any Competitor held by such Holder or any of its affiliates or associates;
J.any direct or indirect interest of such Holder or any of its affiliates or associates in any contract with the corporation, any affiliate of the corporation or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
K.any arrangements, rights or other interests described in
Sections 1.12(b)(i)(C)-(J) held by members of such Holder’s
immediate family sharing the same household;
L.all information that would be required to be set forth in a Schedule
13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule
13d-2(a) if such a schedule were required to be filed by such Holder or any of its affiliates or associates;
M.any other information that would be required to be disclosed in a proxy statement, form of proxy or other filings required to be made by such
Holder in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to the Proxy Rules; and
N.any other information as reasonably requested by the corporation.

In addition, to be considered timely, a Noticing Shareholder’s notice shall further be updated, if necessary, so that the information provided or required to be provided in such notice remains true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary at the principal executive offices of the corporation not later than 5:00 p.m. Pacific Time five (5) business days after the record date for the meeting (in the case of the update required to be made as of the record date) and not later than 5:00 p.m. Pacific Time eight (8)
business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10)
business days prior to the meeting or any adjournment or postponement thereof).  For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.
ii.If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice, in addition to the matters set forth in paragraph (i) above, must set also forth:
A.a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Holder and each of its affiliates or associates in such business,
B.the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Articles of
Incorporation or these Bylaws, the text of the proposed amendment),
and
C.a description of all agreements, arrangements and understandings, direct and indirect, between or among (1) such Holder and any of its affiliates or associates, on the one hand, and (2) any other person or entity (including the name of any such person or entity) in connection with the proposal of such business by such Holder.

iii.Set forth, as to each individual, if any, whom the Holder proposes to nominate for election or reelection to the Board, in addition to the matters set forth in paragraph (i) above:
A.all information relating to such individual that would be required to be disclosed in a proxy statement, form of proxy or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to the Proxy Rules
(including such individual’s written consent to being named in the corporation’s proxy statement and any associated proxy card as a nominee and to serving as a director if elected), and
B.a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Holder and any of its affiliates and associates, on the one hand, and each proposed nominee, and his or her affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the
Holder or any of its affiliates or associates were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.
iv.A representation that the Noticing Shareholder (A) has complied with all requirements imposed by applicable law or by regulatory entities having jurisdiction over the corporation, including the provisions of the Bank
Holding Company Act of 1956 and the Change in Bank Control Act of
1978 and any applicable state laws, and (B) intends to vote or cause to be voted shares of stock of the corporation held by the Noticing Shareholder at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice.
v.With respect to each individual, if any, whom the Holder proposes to nominate for election or reelection to the Board, a Noticing Shareholder’s notice must, in addition to the matters set forth in paragraphs (i) and (iv)
above, also include a completed and signed questionnaire, representation, and agreement required by Section 1.13 below.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.
(d)Notwithstanding anything in Section 1.12(a) to the contrary, if the number of directors to be elected to the Board is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board at least one-hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Noticing
Shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than 5:00 p.m. Pacific Time on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board is first made by the corporation.
(e)Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors.  Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these
Bylaws.  Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposal or nomination shall be disregarded.
(f)Notwithstanding the foregoing provisions of these Bylaws, a Noticing
Shareholder also shall comply with all applicable requirements of the Exchange
Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the
Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.2 or Section 1.12.
(g)Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to
Rule 14a-8 under the Exchange Act.  Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the
Exchange Act are not governed by these Bylaws.
The business to be conducted at a special meeting of shareholders shall be limited to the business set forth in the notice of meeting sent by the corporation.
1.13SUBMISSION OF QUESTIONNAIRE AND REPRESENTATION AND
AGREEMENT.
To be eligible to be a nominee for election as a director of the corporation by a Holder, the person proposed to be nominated must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12) to the Secretary at the principal executive offices of the corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire and representation and agreement to be in the form provided by the
Secretary upon written request) that such person:
(a)is not and will not become a party to:
i.any Voting Commitment that has not been disclosed to the corporation, or
ii.any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the corporation, with the person’s fiduciary duties under applicable law;
(b)is not and will not become a party to any Compensation Arrangement that has not been disclosed to the corporation;
(c)if elected as a director of the corporation, will (i) comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the corporation; (ii) comply with all applicable publicly disclosed corporate governance, conflict of interest, stock ownership, confidentiality and trading policies and guidelines of the corporation; and (iii) act in the best interests of the corporation and its shareholders and not in the interests of individual constituencies;
(d)intends to serve as a director for the full term for which such individual is to stand for election; and
(e)will promptly provide to the corporation such other information as it may reasonably request.
1.14ELIGIBILITY REQUIREMENTS OF DIRECTOR NOMINEES
Notwithstanding any other provision of these Bylaws to the contrary, any nominee shall comply with, and shall provide the corporation with appropriate information regarding the nominee so that the corporation is able to comply with, any requirements imposed by applicable law or by regulatory entities having jurisdiction over the corporation relating to the election or appointment of directors, including the Board of Governors of the Federal Reserve System.  Any
nominee’s eligibility to serve as a director of the corporation shall be subject to any required notification to, or approval, nonobjection or requirement of, the Board of Governors of the
Federal Reserve System and any other regulatory entity having jurisdiction over the corporation.

ARTICLE 2.
BOARD OF DIRECTORS
2.1GENERAL POWERS.
All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided by law or the Articles of Incorporation.
2.2NUMBER AND QUALIFICATION.
The size of the Board shall be determined by the Board from time to time.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
Directors need not be shareholders of the corporation or residents of the State of Washington.
2.3ELECTION AND TERM OF OFFICE.
Directors standing for election shall be elected annually for one-year terms expiring at the next succeeding annual meeting of shareholders and until his or her respective successor has been duly elected and qualified.  If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.  Directors or director nominees may be elected to successive or additional terms on the Board.
2.4CHAIR OF THE BOARD; VICE CHAIR OF THE BOARD.
(a)The Board shall by majority vote designate annually from among its members a
Chair.  The Chair shall, if present, preside over all shareholders meetings and at all meetings of the Board (other than executive sessions of the independent directors or non-management members of the Board) and shall exercise and perform such other powers and duties as are prescribed by these Bylaws or as may be assigned from time to time by the Board.  The position of Chair is a Board position; provided, however, that the position of Chair may be held by a person who is also an officer of the corporation.
(b)The Board shall also have the authority to appoint a Vice Chair from among its members.  If the Board has appointed a Vice Chair, the Vice Chair shall have only such duties and authority as shall be determined by the Board.
(c)In the absence of the Chair, or if the Chair is unable to preside, the Board shall select one of its members as acting chair of the meeting or any portion thereof.
2.5REGULAR MEETINGS.
An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders, or at the same time and place as the next regularly scheduled Board meeting following the annual meeting of shareholders.  In addition, the Board shall meet at least two additional times during each year, at such time and place, either within or without the State of Washington, as may be set by the Board, the Chair, or the President.  So long as a schedule of all such regular meetings for the year is provided to all directors in accordance with Section 2.7 at least one day prior to the date of the first such regular meeting, no additional notice of such meetings need be given.
2.6SPECIAL MEETINGS.
Special Board meetings may be called by the Chair or the President at his or her discretion, or at the request of any two directors.  The Chair or President may fix any place either within or without the State of Washington as the place for holding any special Board meeting so called.
2.7NOTICE.
Subject to Section 2.5 above, written, electronic or oral notice of each Board meeting shall be delivered to each director at least one day before the meeting; provided, however, that if, under the circumstances, the Chair or the President calling a special meeting deems that more immediate action is necessary or appropriate, notice may be delivered on the day of such special meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
2.8WAIVER OF NOTICE.
A director may waive notice of a meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice.  The waiver must be written or electronic, delivered in the manner provided for in these Bylaws and delivered to the corporation for inclusion in its corporate records.  Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless such director, at the beginning of the meeting or promptly upon the director’s arrival, objects to holding the meeting or transacting business and does not thereafter vote for or assent to any corporate action approved at the meeting.
2.9QUORUM.
Unless otherwise required by law, a majority of the number of directors set by the Board shall constitute a quorum for the transaction of business at any Board meeting, but, if less than a quorum is present, a majority of the directors present may adjourn the meeting to another time without further notice.  At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.
2.10MANNER OF ACTING.
Unless otherwise required by law or by the Articles of Incorporation, the act of a majority of the directors present at a meeting shall be the act of the Board, provided that a quorum is present at the time the vote on such action is taken.

2.11VACANCIES.
Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of directors, shall be filled as soon as practicable, either (a) by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board or (b) by the shareholders at an annual meeting or at a special meeting called for that purpose, unless either the Board or the shareholders elect not to fill such vacancy and to decrease the size of the Board in accordance with these Bylaws.  The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected.
2.12RESIGNATION AND REMOVAL.
Any director of the corporation may resign at any time by giving written notice to the
Board, the Chair, the President or the Secretary.  Any director resignation is effective when the notice is delivered, unless the notice specifies a later effective date.  A director may be removed by shareholders only at a special meeting of shareholders called expressly for that purpose.
2.13COMPENSATION.
A director may receive, by affirmative vote of a majority of all the directors, reasonable compensation for (a) attendance at meetings of the Board; (b) service as an officer of the corporation, provided that his or her duties as an officer require and receive his or her regular and faithful attendance at the corporation; (c) service in appraising real property for the corporation;
and (d) service as a member of a committee of the Board; provided that a director receiving compensation for service as an officer pursuant to clause (b) shall not receive any additional compensation for service under clauses (a), (c) or (d).
2.14PRESUMPTION OF ASSENT.
A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:
(a)the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting;
(b)the director’s dissent or abstention from the action is entered in the minutes of the meeting; or
(c)the director delivers written notice of his or her dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after the adjournment of the meeting.
A director who voted in favor of such action may not dissent or abstain.

2.15CONSENT IN LIEU OF MEETING.
Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors.  Any such written consent shall be inserted in the minute book with the same effect as if it were the minutes of a Board meeting.
2.16COMMITTEES.
The Board by resolution may designate one or more committees.  Each such committee:
(a)must have two or more members;
(b)must be governed by the same rules regarding meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements as apply to the
Board; and
(c)to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board, except that no such committee shall have the authority to:  (i) authorize or approve dividends or distributions except according to a general formula or method prescribed by the Board; (ii) approve or propose to shareholders corporate actions required by law to be approved by shareholders; (iii) fill vacancies on the Board or any committee thereof; (iv) amend the Articles of Incorporation; (v) adopt, amend, or repeal the Bylaws; (vi) approve a plan of merger not requiring shareholder approval; or (vii) approve the issuance or sale or contract for sale of shares of the corporation, or determine the designation and relative rights, preferences, voting rights and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board.
2.17MEETINGS BY REMOTE COMMUNICATION.
Members of the Board or any committee appointed by the Board may participate in a meeting of the Board or such committee by remote communication (including virtually), provided that all persons participating in the meeting can hear each other.  Subject to the notice requirements of Section 2.7 above, such a meeting shall be considered a duly held meeting of the
Board or the committee, and participation by such means shall constitute presence in person at the meeting.

ARTICLE 3.
OFFICERS
3.1DESIGNATION.
The officers of the corporation shall be a President, Chief Executive Officer, Chief
Financial Officer, Secretary and Treasurer.  The Board may also choose one or more Executive
Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine.  Notwithstanding the foregoing, the
Board may authorize the Chief Executive Officer or the President to appoint any person to any office other than to the position of an Executive Officer (as defined below).  Any two or more offices may be held by the same person.  For purposes hereof, “Executive Officer” means
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principal
Accounting Officer, Controller, vice president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other officer with a policy-making function for the corporation.
3.2ELECTION AND TERM OF OFFICE.
Subject to Section 3.1 above, the officers of the corporation shall be elected annually by the Board at its first meeting following each annual meeting of shareholders.  Each officer shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
3.3RESIGNATION AND REMOVAL.
Any officer of the corporation may resign at any time by delivering notice to the Chair, the Chief Executive Officer or the Secretary.  Any such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.  The officers of the corporation may be removed by the Board at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officers of the corporation other than the President, Chief Financial Officer, Secretary or Treasurer may
be removed by the Chief Executive Officer and any officers of the corporation other than the
Chief Executive Officer, Chief Financial Officer, Secretary or the Treasurer may be removed by the President, in each case, subject to the ultimate authority of the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
3.4VACANCIES.
A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in this Article 3 for the regular election to such office.

3.5PRESIDENT.
The President shall exercise and perform such powers and duties as may be assigned from time to time by the Board.  The President may sign on behalf of the corporation certificates for shares of the corporation, deeds, mortgages, bonds, contracts, notes, or other instruments that the Board has authorized to be executed, except when the execution thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or when such documents are required by law to be otherwise executed by some other officer or in some other manner.
3.6CHIEF EXECUTIVE OFFICER.
The Chief Executive Officer shall exercise and perform such powers and duties as may be assigned from time to time by the Board.  The Chief Executive Officer may sign on behalf of the corporation certificates for shares of the corporation, deeds, mortgages, bonds, contracts, notes, or other instruments that the Board has authorized to be executed, except when the execution thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or when such documents are required by law to be otherwise executed by some other officer or in some other manner.
3.7CHIEF FINANCIAL OFFICER.
The Chief Financial Officer shall, subject to the control of the Board, have responsibility for the financial management of the corporation.  The Chief Financial Officer shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board or by the Chief Executive Officer.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the corporation, using appropriate accounting principles; have supervision over and be responsible for the financial affairs of the corporation; cause to be kept at the principal executive office of the corporation and preserved for review as required by law or regulation all financial records of the corporation; be responsible for the establishment of adequate internal control over the transactions and books of account of the corporation; and be responsible for rendering to the proper officers and the Board upon request, and to the shareholders and other parties as required by law or regulation, financial statements of the corporation.
3.8SECRETARY.
The Secretary shall:
(a)Prepare and keep the minutes of shareholders and Board meetings in one or more books or electronic files provided for that purpose;
(b)See that all notices are duly given in accordance with the provisions of these
Bylaws or as required by law;

(c)Be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;
(d)Authenticate records of the corporation when necessary or appropriate;
(e)Keep, or cause to be kept, a register of the post office address of each shareholder as furnished to the Secretary by each shareholder;
(f)Sign with the President, the Chief Executive Office or the Chair, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board;
(g)Have general charge of the stock transfer books of the corporation; and
(h)In general perform all duties as from time to time may be assigned by the
President, the Chief Executive Officer or the Board.
3.9TREASURER.
If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.  The
Treasurer shall:
(a)Have charge and be responsible for all funds and securities of the corporation;
(b)Receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit such monies in the name of the corporation in such corporations, trust companies, or other depositories as shall be selected in accordance with the provisions of these Bylaws; and
(c)In general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President, the Chief
Executive Officer or the Board.
3.10EXECUTIVE VICE PRESIDENTS.
In the event of the absence or death of the President, or the inability or refusal of the
President to act, the Board shall designate one or more of the Executive Vice Presidents to perform the duties of the President.  Such Executive Vice President(s), when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Executive Vice
Presidents shall perform such other duties as from time to time may be assigned by the Board, the Chief Executive Officer or the President.

3.11OTHER OFFICERS.
Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board.  The Board may delegate to any officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE 4.
SHARES AND CERTIFICATES FOR SHARES
4.1CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES.
No shares of the corporation shall be issued unless authorized by the Board.  Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate.  Shares shall be uncertificated, provided that the Board may by resolution provide that some or all of any class or classes or series of shares shall be certificated.
(a)To the extent shares are represented by a certificate, certificates representing shares of the corporation shall be signed by original or facsimile signature of the President, the
Chief Executive Officer or the Chair and by the Secretary.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.  All certificates shall be consecutively numbered or otherwise identified.  The name and address of the person or entity to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.
(b)To the extent shares are uncertificated, shares of the corporation shall be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the corporation.  Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.  Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on the certificates by applicable law.
4.2RULES AND REGULATIONS CONCERNING THE ISSUE, TRANSFER
AND REGISTRATION OF SHARES.
Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney in fact authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of any certificates for such shares if such shares are held in certificated form, or in accordance with customary procedures for transferring shares in uncertificated form, if such shares are held in uncertificated form.  The person or entity in whose name shares of capital stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
Subject to applicable law, the Articles of Incorporation and these Bylaws, the issue, transfer and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.
4.3SHARES WITH CERTIFICATES.
The Board may authorize the issue of some or all of the shares with certificates as provided in Section 4.1(a) of this Article IV.
4.4LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.
A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed, and the corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond, in such sum as the corporation may direct, in order to indemnify the corporation against any claims that may be made against it in connection therewith.  A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the corporation, the posting of a bond by such owner in an amount sufficient to indemnify the corporation against any claim that may be made against it in connection therewith.
ARTICLE 5.
BOOKS, RECORDS, AND REPORTS
5.1MINUTES.
The corporation shall keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.
5.2ACCOUNTING RECORDS.
The corporation shall maintain appropriate accounting records.

5.3STOCK RECORDS.
The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.  For a period beginning
10 days prior to any shareholders meeting and continuing through the meeting, an alphabetical list of the names of all shareholders of the corporation entitled to notice of the meeting, with address and number of shares held, shall be made available for inspection by any shareholder during normal business hours at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held.  Such shareholder list shall also be available at the meeting or any adjournment of the meeting.
5.4OTHER RECORDS.
The corporation shall maintain the following records at its principal offices:
(a)The Articles of Incorporation and all amendments to them currently in effect;
(b)The Bylaws and all amendments to them currently in effect;
(c)The minutes of all shareholders meetings, and records of all actions taken by shareholders without a meeting, for the past three years;
(d)Its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;
(e)All communications to shareholders generally within the past three years;
(f)A list of the names and business addresses of its current directors and officers;
and
(g)Its most recent annual report delivered to the Secretary of State of Washington.
5.5REPORTS.
The corporation shall make such periodic reports to state and federal regulatory authorities, as are required by applicable law.
ARTICLE 6.
FISCAL YEAR
The fiscal year of the corporation shall be the twelve (12) month period ending on
December 31 in each year, or such other fiscal year as may be adopted from time to time by the
Board.

ARTICLE 7.
CONTRACTS
The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and that authority may be general or confined to specific instances.
ARTICLE 8.
AMENDMENTS
These Bylaws may be amended or repealed, and new bylaws may be adopted, either:
(a)by the shareholders at an annual or special meeting, provided that notice of the meeting includes a description of the proposed change to the Bylaws; or
(b)by the Board, except to the extent that such power is reserved to the shareholders by law or by the Articles of Incorporation, or unless the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board may not amend or repeal that bylaw.
ARTICLE 9.
INDEMNIFICATION
9.1INDEMNITEE.
The term “Indemnitee” as used in this Article 9 shall mean any person who was or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent.

9.2RIGHT TO INDEMNIFICATION.
9.2.1Scope.
Each Indemnitee shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expenses, liability, and loss
(including attorneys’ fees, judgments, fines, penalties, and amounts to be paid in settlement)
actually and reasonably incurred or suffered by such person in connection therewith.  Except as provided in Section 9.2.2(b) below, the determination otherwise required by RCW 23B.08.550 shall not be required in connection with indemnification pursuant to this Section 9.2.1.
9.2.2Exceptions.
(a)Such right of indemnification shall not exist where the act or omission of the
Indemnitee involves (i) intentional misconduct or a knowing violation of the law,
(ii) a violation of RCW 23B.08.310 (as now in effect or as it may hereafter be amended), or (iii) any transaction in which the Indemnitee has received or will receive a benefit in money, property, or services to which he or she is not legally entitled.
(b)Such right of indemnification shall also not exist where the act or omission of the
Indemnitee involves recklessness, unless the corporation elects by resolution of its shareholders to provide such indemnification pursuant to RCW 23B.08.550(2)(d)
(as now in effect or as it may hereafter be amended).
9.2.3Continuation after separation.
Such right of indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators.
9.2.4Proceeding by indemnitee.
Except as provided in Section 9.3, such right of indemnification shall not exist where the Indemnitee seeks indemnification in connection with a proceeding (or part thereof)
initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the
Board prior to its initiation.
9.2.5Contract right; expenses.
The right of indemnification conferred in this Section 9.2 shall be a contract right and shall include the right to have the corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 9.2 or otherwise.

9.3RIGHT OF CLAIMANT TO BRING SUIT.
If a claim under Section 9.2 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall also be entitled to reimbursement for the expenses of prosecuting such claim.  The claimant shall be presumed to be entitled to indemnification under this Article 9 upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proving by a preponderance of the evidence that the claimant is not so entitled.  Neither the failure of the corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including the Board, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.
9.4NONEXCLUSIVITY OF RIGHTS.
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote or consent of shareholders or disinterested directors, or otherwise.
9.5INSURANCE, CONTRACT, AND FUNDING.
The corporation may maintain insurance at its own expense to protect itself and any
Indemnitee against any expense, liability, or loss against which the corporation has the power to indemnify pursuant to this Article 9.  In addition, the corporation may maintain insurance against such expense, liability, or loss whether or not the corporation would have the power to provide indemnification under the Washington Business Corporation Act.  The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article 9 and may create trust funds, grant security interests in corporate assets, provide letters of credit, and use such other means as the corporation deems necessary or appropriate to ensure that indemnification is provided under this Article 9.
9.6INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE
CORPORATION.
The corporation may, by action of the Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to or on behalf of employees and agents of the corporation with the same scope and effect as the provisions of this Article 9 with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business
Corporation Act or otherwise.
ARTICLE 10.
MISCELLANEOUS
10.1RULES OF ORDER.
All meetings of the shareholders and directors shall be conducted in the manner determined by the person acting as chair of the meeting, to the extent not inconsistent with the
Articles of Incorporation, Bylaws, or special rules of order of the corporation.
10.2SHARES OF ANOTHER CORPORATION.
Shares of another corporation held by this corporation may be voted in person or by proxy by the President, the Chief Executive Officer or an Executive Vice President specifically authorized to do so by resolution of the Board.
10.3ORAL, WRITTEN AND ELECTRONIC NOTICE.
For purposes of notice required under these Bylaws the following provisions shall apply.
Oral notice may be communicated in person or by telephone, wire or wireless equipment that does not transmit a facsimile of the notice.  Oral notice is effective when communicated if communicated in a comprehensible manner.
Written notice may be transmitted by mail, private carrier, or personal delivery; or
telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt.  Written notice is effective at the earliest of the following:  (a) when received; (b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage to the address as it appears on the current records of the corporation; (c)
on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  Written notice to a shareholder is effective (x) when mailed, if mailed with first class postage prepaid; and (y) when dispatched, if prepaid, by air courier.
Notices to directors and shareholders from the corporation and from directors and shareholders to the corporation may be provided in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the director, the shareholder or by the shareholder’s attorney-in-fact.  Subject to contrary provisions in applicable law, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of applicable law.  A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the corporation in the form of a record.  The consent of any shareholder or director is revoked if (a)
the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and (b) this inability becomes known to the
Secretary, the transfer agent, or any other person responsible for giving the notice.  The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
ARTICLE 11.
FORUM SELECTION
Unless the corporation consents in writing to the selection of an alternative forum, the
Superior Court of King County in the State of Washington (or if such court lacks jurisdiction, the
United States District Court for the Eastern District of Washington, or if such court lacks jurisdiction, the state courts of the State of Washington) shall to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the laws of the
State of Washington or the Articles of Incorporation or these Bylaws and (d) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article 11.  If any provision or provisions of this Article 11 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 11 (including each portion of any sentence of this Article 11 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons, entities and circumstances shall not in any way be affected or impaired thereby.